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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 31, 2005 in the Registration Statement (Form S-11 No. 333-000000) and the related Prospectus of GMH Communities Trust for the registration of its common shares of beneficial interests.

/s/ Ernst & Young LLP

Houston, Texas
September 1, 2005

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Consent of Independent Registered Public Accounting Firm